      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 1, 1999

                                                      REGISTRATION NO. 333-45529
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

SALOMON SMITH BARNEY HOLDINGS INC.               NEW YORK                           11-2418067
TARGETS TRUST I                                  DELAWARE                           13-4000891
(EXACT NAME OF REGISTRANT AS          (STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER
  SPECIFIED IN ITS CHARTER)           INCORPORATION OR ORGANIZATION)          IDENTIFICATION NUMBERS)

                              388 GREENWICH STREET
                            NEW YORK, NEW YORK 10013
                                 (212) 816-6000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                    JOAN GUGGENHEIMER, ESQ., GENERAL COUNSEL
                       SALOMON SMITH BARNEY HOLDINGS INC.
                              388 GREENWICH STREET
                            NEW YORK, NEW YORK 10013
                                 (212) 816-6000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   Copies to:

    STEPHANIE B. MUDICK, ESQ.             ALAN L. BELLER, ESQ.            GREGORY A. FERNICOLA, ESQ.
          CITIGROUP INC.               CLEARY, GOTTLIEB, STEEN &            SKADDEN, ARPS, SLATE,
       153 EAST 53RD STREET                     HAMILTON                      MEAGHER & FLOM LLP
     NEW YORK, NEW YORK 10043              ONE LIBERTY PLAZA                   919 THIRD AVENUE
                                        NEW YORK, NEW YORK 10006           NEW YORK, NEW YORK 10022

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: At such time (from time to time) after the effective date of this Registration Statement as agreed upon by Salomon Smith Barney Holdings Inc. and the Underwriters in light of market conditions.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ------------------------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ------------------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(c) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(c), MAY DETERMINE.

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--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-45529) (the "Registration Statement") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), by Salomon Smith Barney Holdings Inc., a New York corporation (the "Company"), which is the successor to Salomon Smith Barney Holdings Inc., a Delaware corporation ("SSBH"), following a statutory merger (the "Merger") effective on July 1, 1999 for the purpose of changing SSBH's state of incorporation. Prior to the Merger, the Company had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, the Company succeeded by operation of law to all of the assets and liabilities of SSBH. Also, on July 1, 1999, in connection with the Merger, the Company changed its name to Salomon Smith Barney Holdings Inc.

     As a result of the Merger, the Company succeeded to SSBH's obligations under the Indenture (the "TARGETS I Indenture"), dated as of June 12, 1998, between SSBH and The Chase Manhattan Bank, as Trustee, relating to the forward contract issued thereunder by SSBH. As required by the TARGETS I Indenture, on July 1, 1999, the Company entered into a First Supplement Indenture dated July 1, 1999 with Chase, with respect to the TARGETS I Indenture, pursuant to which the Company assumed SSBH's obligations under the TARGETS I Indenture.

     The Merger was approved on June 30, 1999 by Citigroup Inc., the sole stockholder of SSBH.

     In accordance with paragraph (d) of Rule 414 of the Securities Act, except as modified by this Post-Effective Amendment No. 1, the Company expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.

                                    PART II

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

THE COMPANY

     Section 721 of the New York Business Corporation Law ("B.C.L.") provides that, in addition to the indemnification provided in Article 7 of the B.C.L., a corporation may indemnify a director or officer by a provision contained in its certificate of incorporation or by-laws or by a duly authorized resolution of its shareholders or directors or by agreement provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and material to the cause of action, or that such director or officer personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     Section 722(a) of the B.C.L. provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, has no reasonable cause to believe that his conduct was unlawful.

     Section 722(c) of the B.C.L. provides that a corporation may indemnify a director or officer, made or threatened to be made a party in a derivative action, against amounts paid in settlement and reasonable expenses actually and necessarily incurred by him in connection with the defense or settlement of such action or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be available under Section 722(c) of the B.C.L. in respect of a threatened or pending action which is settled or otherwise disposed of or any claims as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines, upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     Section 723 of the B.C.L. specifies the manner in which payment of indemnification under Section 722 of the B.C.L. or indemnification permitted under Section 721 of the B.C.L. may be authorized by the corporation. It provides that indemnification may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723. Section 724 of the B.C.L. provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized under Sections 722 and 723.
Section 725 of the B.C.L. contains certain other miscellaneous provisions affecting the indemnification of directors and officers.

     Section 726 of the B.C.L. authorizes the purchase and maintenance of insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the above sections, (2) directors and officers in instances in which they may be indemnified by a corporation under such sections, and (3) directors and officers in instances in which they may not otherwise be indemnified by a corporation under such sections, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

     Article Seventh(e) of the Restated Certificate of Incorporation of the Company provides in part as follows:

       The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor of the Corporation, provided that this provision shall not provide for indemnification to be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     Article Ninth of the Restated Certificate of Incorporation of the Company provides as follows:

       To the fullest extent permitted under section 402 of the B.C.L., no director of the corporation shall be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity, provided that this provision shall not limit

        (a) the liability of any director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated section 719 of the B.C.L. or

        (b) the liability of any director for any act or omission prior to adoption of a provision authorized by this paragraph.

     Article Twelve of the By-laws of the Company provides as follows:

       The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor of the Corporation, provided that this provision shall not provide for indemnification to be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     The Company has purchased certain liability insurance for its officers and directors as permitted by Section 726 of the B.C.L. and has entered into indemnity agreements with its directors and certain officers providing indemnification in addition to that provided under the B.C.L., as permitted by
Section 721 of the B.C.L.

     TARGETS TRUST I

     The Amended and Restated Declaration of Trust (the "Declaration") of TARGETS Trust I (the "Trust") provides that no Institutional Trustee (as defined in the Declaration) or any of its affiliates, Delaware Trustee (as defined in the Declaration) or any of its affiliates, or officer, director, shareholder, member, partner, employee, representative, custodian, nominee or agent of the Institutional Trustee or the Delaware Trustee (each a "Fiduciary Indemnified Person"), and no Regular Trustee (as defined in the Declaration), affiliate of any Regular Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any Regular Trustee, or any employee or agent of the Trust or its affiliates (each a "Company Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to the Trust, any Affiliate (as defined in the Declaration) of the Trust or any holder of securities issued by the Trust, or to any officer, director, shareholder, partner, member, representative, employee or agent of the Trust or its Affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of the Trust and in a manner such Fiduciary Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company Indemnified Person by such Declaration or by law, except that a Fiduciary Indemnified Person or Company Indemnified Person shall be liable for any loss, damage, or claim incurred by reason of such Fiduciary Indemnified Person's or Company Indemnified Person's gross negligence (or in the case of a Fiduciary Indemnified Person, negligence) or willful misconduct with respect to such acts or omissions. The Declaration also provides that, to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of the Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Declaration of the Trust also provides that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The Declaration of the Trust further provides that expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in the Declaration. The directors and officers of the Company and the Regular Trustees are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the Company or the Trust. Any agents, dealers or underwriters who execute the agreement filed as Exhibit 1 to the Registration Statement to which this Post-Effective Amendment relates will agree to indemnify the Company's directors and their officers and the Trustees who signed that Registration Statement and this Post-Effective Amendment against certain liabilities that may arise under the Securities Act with respect to information furnished to the Company or the Trust by or on behalf of such indemnifying party.

     For the undertaking with respect to indemnification, see Item 17 herein.

     See the Form of proposed Underwriting Agreement, filed as Exhibit 1 to Registration Statement No. 333-45529 for certain indemnification provisions.

ITEM 16  EXHIBITS.

     The following exhibits are filed as part of the Registration Statement hereby amended*:

EXHIBIT NO.    DESCRIPTION OF EXHIBIT
-----------    ----------------------
   2           Agreement and Plan of Merger, dated as of June 30, 1999
               between Salomon Smith Barney Holdings Inc., a Delaware
               corporation ("SSBH"), and SSBHI Merger Company Inc., a New
               York corporation (the "Company").
   3(a)        Certificate of Merger of the Company and SSBH, effective as of July 1, 1999.
   3(b)        Restated Certificate of Incorporation of the Company
               effective as of July 1, 1999.
   3(c)        By-Laws of the Company.
   4(h)        First Supplemental Indenture dated July 1, 1999 to Indenture dated June 12, 1998 between the Company and The Chase
               Manhattan Bank, as Trustee.
   5           Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, as to
               certain corporate law matters.
  23(a)        Consent of PricewaterhouseCoopers LLP, independent certified public accountants.
  23(b)        Consent of Arthur Andersen LLP, independent certified public accountants.
  23(c)        Consent of Skadden, Arps, Slate, Meagher & Flom LLP
               (included in Exhibit 5).

* All other exhibits were previously filed as exhibits to, and are listed in, the Registration Statement on Form S-3 to which this is Post-Effective Amendment No. 1.

ITEM 17  UNDERTAKINGS.

     (a) The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of Salomon Smith Barney Holdings Inc.'s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrants pursuant to the provisions described in Item 15 or otherwise, the Registrants have been advised that in the opinion of the SEC, such Indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer, or controlling person of the Registrants in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

          (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Salomon Smith Barney Holdings Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 1st day of July, 1999.

                                          SALOMON SMITH BARNEY HOLDINGS INC.

                                          By:  /s/ CHARLES W. SCHARF
                                            ------------------------------------

                                               Name:       Charles W. Scharf
                                               Title:      Senior Executive Vice President and
                                                           Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities with Salomon Smith Barney Holdings Inc. on the 1st day of July, 1999.

                     SIGNATURE                                            TITLE
                     ---------                                            -----

             /s/ MICHAEL A. CARPENTER                Chairman of the Board, Chief Executive Officer
---------------------------------------------------  (Principal Executive Officer) and Director
              (Michael A. Carpenter)

               /s/ DERYCK C. MAUGHAN                 Director
---------------------------------------------------
                (Deryck C. Maughan)

               /s/ CHARLES W. SCHARF                 Senior Executive Vice President and Chief
---------------------------------------------------  Financial Officer (Principal Financial Officer)
                (Charles W. Scharf)

                /s/ MICHAEL J. DAY                   Executive Vice President and Controller
---------------------------------------------------  (Principal Accounting Officer)
                 (Michael J. Day)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, TARGETS TRUST I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 1st day of July, 1999.

                                          TARGETS TRUST I

                                          By:      /s/ MICHAEL J. DAY
                                            ------------------------------------

                                                            Name:       Michael J. Day
                                                            Title:      Regular Trustee

                                          By:     /s/ CHARLES W. SCHARF
                                            ------------------------------------

                                                            Name:       Charles W. Scharf
                                                            Title:      Regular Trustee